Exhibit 99.2

Rural Cellular Corporation

1st Quarter 2002

Financial Results Teleconference Commentary

May 7th, 2002

Teleconference Administrative topics

Chris Boraas

•                  Good morning, everyone.

•                  I’d like to start this call with a few housekeeping items.

•                  As always, this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•                  An archive will also be available in the investor relation’s section of our Web site.

•                  In addition, a dial-in replay will be available through May 14th, 2002, shortly after the completion of this call.

•                  The required information to log into this replay is included in our press release issued last night.

•                  A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and our 1st Quarter earnings press release.

•                  Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•                  Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.

•                  Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s  Report on Form 10-K for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

•                  And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion

Richard Ekstrand

•                  Thanks, Chris

•                  Good morning everyone,

•                  We had a strong first quarter with record EBITDA and free cash flow.

•                  This record setting performance gives us confidence that we will achieve our initial 2002 guidance.

•                  In fact, we believe more than ever, that the industry is poised for new growth opportunities.

•                  The Wireless business has only begun to penetrate traditional telephone service.

•                  We now look to the estimated $240 billion in consumer spending for long distance and primary and secondary line local service.

•                  And with only 17% of monthly household minutes made with wireless devices today, we believe there exists a significant opportunity for growth.

•                  In rural America, local calling areas are often small compared to urban areas.

•                  Wireless networks are not constrained by the regulated boundaries of wireline providers.

•                  Customers with our local calling plans can eliminate typical  rural long distance charges on much of their day to day calling activity.

•                  For example, a consolidated school or hospital district may draw students or patients from several local calling areas.

•                  As a result, calling patterns often result in long distance charges in a wireline environment but not in a wireless environment.

•                  Eligibility for Universal Service Fund payments enhances this strategy for us.

•                  We can capitalize on this opportunity because we have a strong operation that focuses on the fundamentals of the wireless business which include:

(1)          The addition of high quality customers that will contribute to growth in EBITDA and free cash flow.

(2)          Industry leading retention.

(3)          A strong liquidity position.

(4)          And, constructive relationships with our roaming partners.

•                  Roaming is a strategic component of our EBITDA.

•                  We have been proactive in seeking mutually beneficial roaming arrangements.

•                  We continue to believe other carriers will use our networks due to the superior quality of service coupled with the basic economics of our competitive rates.

•                  And based on these trends, we continue to be optimistic regarding roaming revenue.

•                  Driven by our expectations regarding industry growth, we are improving and expanding our network coverage by adding approximately 70 new cell sites this year.

•                  Network superiority has long been a competitive advantage for us against both incumbents and new entrants.

•                  These new cell sites add to the usability of digital handsets, add capacity and provide service in additional areas.

•                  During this quarter we have satisfied the initial FCC build out requirements for our Northeast PCS properties.

•                  Our $75 million capital budget includes the costs for these projects.

•                  We have always laid claim to a balanced growth strategy as opposed to allowing any one operating metric to dictate our focus.

•                  A key component of our balanced growth strategy is retention.

•                  We continue to successfully reduce churn, as reflected in our 98.0% customer retention rate for the first quarter.

•                  And by the way, in April, we saw retention improve again from first quarter levels.

•                  As a matter of perspective, retention in the third and fourth quarters of 2001 was 97.2% and 97.8% respectively.

•                  Now let’s talk about gross adds.

•                  Admittedly our gross adds of 49,000 were lower than our internal expectations, which in spite of strong retention, produced approximately 8,200 post and prepaid net adds.

•                  To this point however, based on April results, we are confident  that 2nd quarter net post and prepaid adds will be much improved over first quarter.

•                  Although we still had customer growth challenges in the South region during the first quarter, we are encouraged by the positive trends in our business.

•                  There is nothing unique about what it will take to succeed in our South region, it’s just like any of our other services areas, it is about outperforming our competition.

•                  Our distribution points of presence have dramatically increased in the last six months including a recently expanded agent distribution program.

•                  We have also completed a comprehensive training program for all of our direct sales personnel.

•                  And, we have instituted a brand change to UNICEL recognizing a need for a fresh look.

•                  Using a balanced growth strategy, just like in our other regions,  we are absolutely convinced that we will be successful in this region.

•                  Switching gears, we continue to see positive developments for Wireless Alliance this year.

•                  We fully expect Wireless Alliance to rebound from its negative $875,000 EBITDA performance last year to positive EBITDA status this year due to a significant increase in roaming revenue together with an upward trend in customer growth.

•                  With GAIT handsets available later this year, we see welcome opportunities for Wireless Alliance and RCC.

•                  With GAIT, Wireless Alliance customers will have a handset that works on both their Home GSM network as well as RCC’s adjacent TDMA network.

•                  With only 2.0% penetration in Wireless Alliance service areas, GAIT will eventually position RCC to provide a new level of service plans to 732,000 POPs.

•                  Secondly, segments of our adjacent cellular base that frequent Wireless Alliance service areas will be able to utilize our already built out GSM networks rather than roaming on another carrier’s network.

•                  Moving on, improvements were also made to reduce operating expenses.

•                  Last year we focused on our operations, identified areas where redundancy exists, and TOOK ACTION.

•                  We are pleased to see the results.

•                  Network costs continue to benefit from improved incollect roaming agreements together with pricing improvements with many of our service providers.

•                  Service center consolidation, dramatic improvements in bad debt expense and decreases in our costs to bill a customer are improving SG&A.

•                  Our record first quarter EBITDA of $50.4 million demonstrates the success of these efforts.

•                  Our EBITDA margin of 49% for the first quarter is one of the best in the business.

•                  Free cash flow, was strong and allowed us to continue paying down our debt.

•                  We fully appreciate that every dollar of debt repaid, can bring appreciation to our equity.

•                  We continue to work through and narrow the development plans   for our 2.5G and 3.0G buildouts for each region.

•                  We believe the strategy of building out each region with the technology that is best supported by our roaming business in that region is the prudent course.

•                  We also believe that for those regions adopting the GSM technology path, GAIT handsets will have a strategic and long term role.

•                  So now to wrap things up.

1.               We look forward to the continuation of our national economic recovery.

2.               We are excited about the next wave of organic rural customer growth.

3.               We fully appreciate the importance of roaming revenue to our operations and will continue our proactive approach to managing our roaming business.

4.               We are having discussions with our larger partners that will have a direct impact on next generation network services.

5.               The continued growth of national players has a positive impact on RCC’s roaming revenue.

6.               We are open to strategic alternatives that make sense for our properties.

•                  And with that, I’ll turn it over to Wesley Schultz, our CFO for a financial wrap up of our quarter.

1st Quarter 2002 Financial Review - Wesley Schultz

•                  Thanks Rick,

•                  Our EBITDA and positive free cash flow were very strong this quarter beating analysts’ estimates.

•                  We generated EBITDA of $50.4 million, a record for any first quarter.

•                  This quarter’s 49% EBITDA margin ranks second only to the all time record EBITDA margin of 51% in the third quarter of ‘99.

•                  Free cash flow increased significantly from last year to $14.6 million.

•                  And although I’m not suggesting we adjust our practice regarding the calculation of free cash flow, even after factoring in our preferred stock dividends, we had positive free cash flow.

•                  Once again, our net roaming position, or the net amount RCC receives after subtracting incollect cost from roaming revenue, continued its string of improvements increasing 33% during the first quarter of ‘02 as compared to last year.

•                  The average roaming yield for the quarter remained unchanged when compared to the fourth quarter of ‘01 at 29 cents.

•                  Roaming revenue increased 13% in the 1st quarter to $26.2 million in spite of yield declines.

•                  We expect roaming revenue growth in ‘02 from continued increases in minute volumes together with modest roaming yield reductions.

•                  Our net ARPU, the revenue we receive from our customers less the cost of their off network usage, is one of the strongest in our peer group and improved to $47 per customer as compared to $46 in the first quarter of ‘01.

•                  Going back to what Rick mentioned earlier regarding increased wireless usage, we see evidence of this.

•                  Average monthly customer minutes have increased by more than 40% over last year at this time.

•                  Incollect minutes have also grown as we have offered larger local service areas to many of our customers.

•                  However this increase in minutes was more than offset by declines in cost per minute resulting in incollect expense for the 1st quarter of 2002 declining 6% to $11.8 million as compared to last year.

•                  For the first quarter of ‘02, incollect cost per minute was $0.21 as compared to $0.30 in the first quarter of last year.

•                  Also contributing to network costs decline, as a percentage of revenue, were rate reductions in O&T and long distance.

•                  Because of these improvements, network costs for the quarter as a percentage of revenue decreased to 22% as compared to 23% in 2001.

•                  With virtually all of our new customers receiving digital handsets, digital customers now account for approximately 67% of our total customer base as compared to 62% at December 31, 2001 and 45% a year ago.

•                  We used our phone service program capitalizing $6.7 million in handsets during the quarter, which is comparable to the first quarter of ‘01.

•                  SG&A declined as a percentage of revenue to 26% as compared to 27% due to the consolidation of service centers, lower bad debt expense, declining cost per bill, efficiencies in our sales and marketing organization and other cost reduction initiatives.

•                  As a result of efforts over the last couple quarters, RCC decreased its bad debt expense in the first quarter of 2002 45% to $2.5 million, as compared to $4.5 million during the fourth quarter of 2001.

•                  Sales and marketing expenses for the quarter were $11.9 million as compared to $12.7 million in the prior year.

•                  Depreciation and amortization expense for 2002 decreased 29% from $26.9 million to $19.0 million.

•                  The decrease primarily reflects the January 1, 2002 partial adoption of Statements of Financial Accounting Standards No. 142 and the corresponding discontinuance of amortization of goodwill and licenses in RCC’s statements of operations.

•                  Upon full adoption of this statement, RCC is required to initiate a transitional impairment test related to goodwill and other indefinite-lived intangible assets.

•                  This evaluation will be completed in the second quarter of 2002.

•                  Another opportunity to improve EBITDA in 2002 is our expectation for Wireless Alliance.

•                  As Rick mentioned earlier, we expect Wireless Alliance to have positive EBITDA in 2002.

•                  Because of our strong financial performance, our positive free cash flow increased 249% to $14.6 million for the quarter.

•                  Interest expense for 2002 decreased 14% to $27 million as compared to $31 million in first quarter of 2001.

•                  The decrease primarily reflects lower debt levels and interest rates.

•                  We continue to be in a good position to pay down debt, which we did, paying down $27 million on our credit facility including permanent reductions of $18 million of term loans.

•                  An additional $6 million was permanently reduced in April.

•                  At the end of the first quarter total borrowings under our credit facility were $795 million with $264 million of additional availability under the facility.

•                  The availability under our credit facility together with our expected continued positive free cash flow, positions us to be fully funded in all aspects of our operations.

•                  In light of the events surrounding Arthur Andersen, RCC is currently evaluating proposals relating to the engagement of a new independent public accountant for 2002 and subsequent years.

•                  It is not expected that Arthur Andersen will be engaged to audit the 2002 financial statements.

•                  This action is not being undertaken due to any disagreements with Arthur Andersen.

•                  Thank you.

•                  Now, I will turn the teleconference back to Michelle, who will poll you for any questions.